Exhibit 16.1
March 30, 2018

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Ladies and Gentlemen:

Re:    Earthstone Energy, Inc.
File No. 001-35049

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Earthstone Energy, Inc. dated March 29, 2018, and agree with the statements concerning our Firm contained therein.

Very Truly Yours,